UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)    December 27, 2005
FIRSTMERIT CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	0-10161	34-1339938

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

III Cascade Plaza, 7th Floor Akron, Ohio	44308

(Address of principal executive offices)	(Zip Code)
(330) 996-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On December 27, 2005, FirstMerit Corporation (the “Company”) announced that the Compensation Committee of the Board of Directors approved the accelerated vesting of out-of-the-money and unvested stock options (the “Options”) to purchase common stock of the Company outstanding under the Company’s Amended and Restated 2002 Stock Plan (“2002 Plan”). The decision to accelerate the vesting of the Options was made primarily to reduce non-cash compensation expense that would have been recorded in the Company’s income statement in future periods upon the adoption of Financial Accounting Standards Board Statement No. 123(R) “Share-Based Payment” in January, 2006. The number of shares, exercise prices and terms of the Options subject to acceleration remain unchanged. A copy of the press release announcing this decision is attached as Exhibit 99.1 hereto and incorporated by reference herein.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (c) Exhibits.

Exhibit Number	Description

99.1	Press Release dated December 27, 2005

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FirstMerit Corporation
By:	/s/ Nancy H. Worman

Nancy H. Worman Senior Vice President and Corporate Controller
Date: December 28, 2005

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